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                                                                Exhibit 23.01

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Financial Security Assurance Holdings Ltd. and Subsidiaries on Form S-3, relating to the shelf registration of $250,000,000 of debt securities and common stock, of:

    1. Our report dated January 24, 1997 on our audits of the consolidated financial statements of Financial Security Assurance Holdings Ltd. and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996 which report is incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

    2. Our report dated January 24, 1997 on our audits of the financial statement schedule of Financial Security Assurance Holdings Ltd. and Subsidiaries, which report is included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1996; and

    3. Our report dated January 24, 1997 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in exhibit 99 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

We also consent to the reference to our Firm under the caption "Experts".




                                       /s/COOPERS & LYBRAND L.L.P.


New York, New York
August 22, 1997